Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of First Community Bank Corporation of America (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), I Stan B. McClelland, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 31, 2010

By:	/s/ Stan B. McClelland
Stan B. McClelland
Principal Financial Officer